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                                                                      EXHIBIT 23






INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in Registration Statement Number 33-48560 on Form S-8 and in Registration Statement Number 33-46993 on Form S-8 of our report dated March 18, 1998, appearing in this Annual Report on Form 10-K of Lechters, Inc. and Subsidiaries for the year ended January 31, 1998.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 18, 1998